UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 30, 2008
HEARTLAND PAYMENT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32594	22-3755714

(State or other jurisdiction of	(Commission File No)	(I.R.S. Employer
incorporation or organization)		Identification Number)
90 Nassau Street, Princeton, New Jersey 08542
(Address of principal executive offices) (Zip Code)
(609) 683-3831
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 30, 2008, Heartland Payment Systems, Inc. (“Company”, “we”, “our” or “us”) entered into an amended and restated credit agreement (the “Amended and Restated Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and certain lenders who may become a party to the Credit Agreement from time to time. The lenders are currently JPMorgan Chase Bank, N.A., KeyBank National Association and SunTrust Bank. Credit extended under the Amended and Restated Credit Agreement is guaranteed by our subsidiaries, Heartland Payroll Company, L.L.C., an Ohio limited liability company, and Debitek, Inc., a Delaware corporation. The Amended and Restated Credit Agreement amended and restated in its entirety the previous credit agreement entered into on September 5, 2007 between the same parties that are parties to the Amended and Restated Credit Agreement.
The Amended and Restated Credit Agreement provides for a revolving credit facility in the aggregate amount of up to $50 million (the “Revolving Credit Facility”), of which up to $5 million may be used for the issuance of letters of credit and up to $5 million is available for swing line loans. Upon the prior approval of the administrative agent, we may increase the total commitments by $25 million for a total commitment under the Revolving Credit Facility of $75 million. The Revolving Credit Facility is available to us on a revolving basis commencing on May 30, 2008 and ending on September 4, 2012.
The Amended and Restated Credit Agreement also provides for a term credit facility in the aggregate amount of up to $25 million (the “Term Credit Facility”). The Term Credit Facility requires amortizing payments in the amount of $2,083,333 on the last business day of each fiscal quarter commencing March 31, 2009. All principal and interest not previously paid on the Term Credit Facility will mature and be due and payable on December 31, 2011.
Under the terms of the Amended and Restated Credit Agreement, we may borrow, at our option, at interest rates equal to one, two, three or six month adjusted LIBOR rates or equal to the greatest of prime, the secondary market rate for three month certificates of deposits plus 1% and the federal funds rate plus .50%, in each case plus a margin determined by our current leverage ratio.
The Amended and Restated Credit Agreement contains covenants, which include our maintenance of certain leverage and fixed charge coverage ratios, limitations on our indebtedness, liens on our properties and assets, our investments in, and loans to, other business units, our ability to enter into business combinations and asset sales, and certain other financial and non-financial covenants. These covenants also apply to our subsidiaries.
The Revolving Credit Facility may be used to finance our future construction projects and acquisitions in accordance with the terms of the Credit Agreement and for our other working capital needs and general corporate purposes in the ordinary course of business. The Term Credit Facility may only be used to finance the acquisition of certain assets from ADS Alliance Data Systems, Inc., as described in more detail in Item 2.01 below. Amounts borrowed and repaid under the Term Credit Facility may not be re-borrowed
On May 30, 2008, the Company borrowed $50 million under the Revolving Credit Facility and $25 million under the Term Credit Facility. All of the proceeds of both such borrowings were applied to finance and pay expenses related to the acquisition of certain assets from ADS Alliance Data Systems, Inc., as described in more detail in Item 2.01 below.
The description of the Amended and Restated Credit Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Credit Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets
On May 30, 2008, the Company completed its acquisition of certain assets of ADS Alliance Data Systems, Inc. (“Seller”). On May 2, 2008, the Company, Heartland Acquisition, LLC, a wholly owned subsidiary of the Company

(“Buyer”), Alliance Data Network Services LLC (“Alliance Data Network Services”), Seller and Alliance Data Systems Corporation entered into a Membership Interest and Asset Purchase Agreement (the “Agreement”) under which Buyer agreed to purchase substantially all of the assets of the network services business unit (the “Network Services Business”) of Seller (the “Acquisition”). Pursuant to the terms of the Agreement, Buyer has acquired from Seller the Network Services Business, including tangible personal property, intellectual property, licenses, contracts, the issued and outstanding equity securities of Alliance Data Network Services and related assets, and has assumed certain liabilities of Seller related to the Network Services Business, for $77.5 million plus the net working capital of the Network Services Business on the closing date. The Network Services Business is a provider of payment processing solutions, serving a variety of industries such as petroleum, convenience store, parking and retail. Services include payment processing, prepaid services, POS terminal, helpdesk services and merchant bankcard services.
On May 30, 2008, the Company issued a press release regarding the Acquisition (the “Press Release”).
A copy of the Agreement and the Press Release are attached hereto as Exhibits 10.2 and 99.1, respectively, and are incorporated herein by reference. The foregoing description of the Acquisition is qualified in its entirety by references to Exhibit 10.2.
Item 2.03 Creation of a Direct Financial Obligation
The disclosure set forth in Item 1.01 is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired

The required financial statements will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this report.

(b)	Pro Forma Financial Information

The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this report.

(d)	Exhibits

Exhibit
Number	Description

10.1	Amended and Restated Credit Agreement dated as of May 30, 2008, among Heartland Payment Systems, Inc., a Delaware corporation, the Lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Membership Interest and Asset Purchase Agreement dated May 2, 2008 among Heartland Payment Systems, Inc., Heartland Acquisition, LLC, Alliance Data Network Services LLC, ADS Alliance Data Systems, Inc. and Alliance Data Systems Corporation. (1)

99.1	Press Release of the Company dated May 30, 2008.

(1)	Previously filed as Exhibit 10.01 to the Company’s Current Report on Form 8-K filed with the SEC on May 8, 2008 (SEC Accession No. 0000950123-08-005313) and incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 4, 2008

Heartland Payment Systems, Inc. (Registrant)

By:	/s/ Charles H.N. Kallenbach

Charles H.N. Kallenbach General Counsel, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amended and Restated Credit Agreement dated as of May 30, 2008, among Heartland Payment Systems, Inc., a Delaware corporation, the Lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Membership Interest and Asset Purchase Agreement dated May 2, 2008 among Heartland Payment Systems, Inc., Heartland Acquisition, LLC, Alliance Data Network Services LLC, ADS Alliance Data Systems, Inc. and Alliance Data Systems Corporation. (1)

99.1	Press Release of the Company dated May 30, 2008.

(1)	Previously filed as Exhibit 10.01 to the Company’s Current Report on Form 8-K filed with the SEC on May 8, 2008 (SEC Accession No. 0000950123-08-005313) and incorporated by reference herein.